Exhibit 21.1
SUBSIDIARIES
Bookham Technology plc, a UK corporation
Onetta, Inc., a Delaware corporation
Bookham (US), Inc., a Delaware corporation
Ignis Optics, Inc., a Delaware corporation (100% owned by Bookham Technology, Inc.)
Bookham Technology KK, a Japanese corporation
Bookham (Canada), Inc., an Ottawa, Canada, corporation
Bookham Exchange, Inc., a New Brunswick, Canada, corporation (100% owned by Bookham (Canada), Inc.)
Bookham (Switzerland) AG, a Swiss corporation
Bookham International Ltd., a Cayman Islands corporation
Bookham Technology (Shenzhen) (FFTZ) Co. Ltd., a People’s Republic of China corporation (100% owned by New Focus International Ltd.)
New Focus Pacific (SHIP) Co. Ltd., a People’s Republic of China corporation (100% owned by New Focus International Ltd.)
New Focus, Inc., a Delaware corporation
Focused Research, Inc., a California corporation (100% owned by New Focus, Inc.)
New Focus FSC, Inc., a Barbados corporation (100% owned by New Focus, Inc.)
New Focus GmbH, a German corporation (100% owned by New Focus, Inc.)
Globe Y. Technology, Inc., a California corporation (100% owned by New Focus, Inc.)